Exhibit 21.1

SUBSIDIARIES OF WESCO INTERNATIONAL, INC.

Company Name	Jurisdiction of Incorporation
1502218 Alberta Ltd.	Alberta
Accu-Tech Corporation	Georgia
ALLNET Technologies Pty. Ltd.	Australia
Anixter Inc.	Delaware
Anixter Argentina S.A.	Argentina
Anixter Asia Holdings Limited	Hong Kong
Anixter Australia Pty. Ltd.	Australia
Anixter Austria GmbH	Austria
Anixter Bahamas Limited	Bahamas
Anixter (Barbados) SRL	Barbados
Anixter Belgium B.V.B.A.	Belgium
Anixter Cables y Manufacturas, S.A. de C.V.	Mexico
Anixter Canada Inc.	Canada
Anixter Canadian Holdings ULC	Canada
Anixter Czech a.s.	Czech Republic
Anixter Chile S.A.	Chile
Anixter (CIS) LLC	Russia
Anixter Colombia S.A.S.	Colombia
Anixter Communications (Malaysia) Sdn Bhd	Malaysia
Anixter Communications (Shanghai) Co. Limited	China
Anixter Costa Rica S.A.	Costa Rica
Anixter Danmark A/S	Denmark
Anixter de Mexico, S.A. de C.V.	Mexico
Anixter Deutschland GmbH	Germany
Anixter do Brasil Ltda	Brazil
Anixter Distribuidor de Soluciones Empresariales e Industriales S.A.	Uruguay
Anixter Distribution Ireland Limited	Ireland
Anixter Dominicana, SRL	Dominican Republic
Anixter Egypt LLC	Egypt
Anixter España S.L.	Spain
Anixter Eurotwo Holdings B.V.	The Netherlands
Anixter Fasteners Deutschland GmbH	Germany
Anixter Financial Inc.	Delaware
Anixter France SARL	France
Anixter Guatemala y Compañia Limitada	Guatemala
Anixter Holdings, Inc.	Delaware
Anixter Holdings Mexico LLC	Delaware
Anixter Hong Kong Limited	Hong Kong
Anixter Magyarország Elektronikus Hálózati Rendszer Kereskedelmi és Szolgáltató Kft	Hungary
Anixter India Private Limited	India
Anixter Information Systems LLC	Illinois

Company Name	Jurisdiction of Incorporation
Anixter Italia S.r.l.	Italy
Anixter Jamaica Limited	Jamaica
Anixter Japan KK	Japan
Anixter Jorvex S.A.C.	Peru
Anixter Limited	United Kingdom
Anixter Iletisim Sistemleri Pazarlama ve Ticaret A.S.	Turkey
Anixter Logistica do Brasil LTDA	Brazil
Anixter Logistica y Servicios S.A. de C.V.	Mexico
Anixter Mid Holdings B.V.	The Netherlands
Anixter Middle East FZE	United Arab Emirates
Anixter Morocco SARL AU	Morocco
Anixter Nederland B.V.	The Netherlands
Anixter New Zealand Limited	New Zealand
Anixter Norge A.N.S.	Norway
Anixter Operaciones y Logistica s De RL De CV	Mexico
Anixter Panama, S.A.	Panama
Anixter Pension Trustees Limited	United Kingdom
Anixter Pension Scheme Trustees Limited	United Kingdom
Anixter Peru, S.A.C.	Peru
Anixter Philippines Inc.	Delaware
Anixter Poland Sp.z.o.o.	Poland
Anixter Portugal S.A.	Portugal
Anixter Power Solutions Canada Inc. (formerly HD Supply Canada Inc.)	Ontario
Anixter Power Solutions Inc.	Michigan
Anixter Procurement Corporation	Illinois
Anixter Puerto Rico, Inc.	Delaware
Anixter Real-Estate LLC	Illinois
Anixter Receivables Corporation	Delaware
Anixter Saudi Arabia Limited	Saudi Arabia
Anixter Singapore Pte. Ltd.	Singapore
Anixter Slovakia s.r.o.	Slovak Republic
Anixter Sub Holdings B.V	The Netherlands
Anixter Sverige AB	Sweden
Anixter (Switzerland) Sàrl	Switzerland
Anixter Thailand Inc.	Delaware
Anixter (U.K.) Limited	United Kingdom
Anixter U.S. LLC	Delaware
Anixter Venezuela Inc.	Delaware
Atlanta Electrical Distributors, LLC	Delaware
Atlas Gentech (NZ) Limited	New Zealand
AXE Distribution Solutions Trinidad, Ltd.	Trinidad
B.E.L. Corporation	Delaware
Calvert Wire & Cable Corporation	Delaware
Carlton-Bates Company	Arkansas
Carlton-Bates Company de Mexico S.A. de C.V.	Mexico
Carlton-Bates Company of Texas GP, Inc	Texas

Company Name	Jurisdiction of Incorporation
CBC LP Holdings, LLC	Delaware
CDW Holdco, LLC	Delaware
Central Security Distribution Pty. Ltd	Australia
Communications Supply Corporation	Connecticut
Communication Cables, LLC	Delaware
Conney Investment Holdings, LLC	Delaware
Conney Safety Products, LLC	Delaware
Distribuidora Materiales Electricos E-Supply Limitada	Chile
EECOL Electric Bolivia Ltda	Bolivia
EECOL Electric Corp.	Alberta
EECOL Electric Peru S.A.C	Peru
EECOL Industrial Electric Ecuador Limitada	Ecuador
EECOL Industrial Electric Limitada	Chile
EECOL Industrial Electric (SudAmerica) Limitada	Chile
EECOL Power S.A.	Chile
EECOL Properties Corp	Alberta
Eurinvest B.V.	The Netherlands
Eurinvest Cooperatief U.A.	The Netherlands
Hazmasters, Inc.	Ontario
Hi-Line Utility Supply Company, LLC	Illinois
Hill Country Electric Supply, L.P.	Texas
HMH Pension Trustees Limited	United Kingdom
ICV GP Inc.	Delaware
Infast Group Limited	United Kingdom
Inner Range Pty. Ltd	Australia
Itel Container Ventures Inc.	Delaware
Itel Corporation	Delaware
Itel Rail Holdings Corporation	Delaware
Liberty Wire & Cable, Inc.	Delaware
Needham Electric Supply, LLC	Delaware
Obras Y Servicios Sunpark S.A.C. (OS Sunpark)	Peru
Pro Canadian Holdings I, ULC	Nova Scotia
PT Anixter Indonesia	Indonesia
SASK Alta Holdings S.A.	Chile
Services Voice, Video and Data Distribution de Mexico, S. de R.L. de C.V.	Mexico
Servicios Anixter, S.A. de C.V.	Mexico
Signal Capital Corporation	Delaware
Signal Capital Projects, Inc.	Delaware
Stone Eagle Electrical Supply GP Inc.	Alberta
Stone Eagle Electrical Supply Limited Partnership	Alberta
Tri-Ed Puerto Rico Ltd. Inc.	Puerto Rico
TVC Communications, L.L.C.	Delaware
TVC Espana Distribucion y Venta De Equipos, S.L.	Spain
TVC International Holding, L.L.C.	Delaware
TVC UK Holdings Limited	United Kingdom
Voice, Video and Data Distribution de Mexico, S. de R.L. de C.V.	Mexico

Company Name	Jurisdiction of Incorporation
WDC Holding Inc.	Delaware
WDCH, LP	Pennsylvania
WDCH US LP	Delaware
WDI-Angola, LDA	Angola
WDI USVI, LLC	Delaware
WDINESCO B.V.	Netherlands
WDINESCO II B.V.	Netherlands
WDINESCO III B.V.	Netherlands
WEAS Company, S. de R.L.	Mexico
WESCO (Suzhou) Trading Co., Ltd.	China
WESCO Australia Pty Ltd	Australia
WESCO Canada I, LP	Alberta
WESCO Canada GP Inc.	Ontario
WESCO DC Holding I LP	Ontario
WESCO DC Holding II LP	Ontario
WESCO DC Holding III LP	Ontario
WESCO DC Holding IV LP	Ontario
WESCO Distribution Canada Co.	Nova Scotia
WESCO Distribution Canada LP	Ontario
WESCO Distribution de Mexico, S. de R.L.	Mexico
WESCO Distribution HK Limited	Hong Kong
WESCO Distribution II ULC	Nova Scotia
WESCO Distribution III ULC	Nova Scotia
WESCO Distribution, Inc.	Delaware
WESCO Distribution-International Limited	United Kingdom
WESCO Distribution Ireland Limited	Ireland
WESCO Distribution IV Inc.	Ontario
WESCO Distribution NL B.V.	Netherlands
WESCO Distribution Pte. Ltd.	Singapore
WESCO Enterprises, Inc.	Delaware
WESCO Equity Corporation	Delaware
WESCO Holdings, LLC	Delaware
WESCO Integrated Supply, Inc.	Delaware
WESCO Integrated Supply Polska Spolka z o.o.	Poland
WESCO Nevada, Ltd.	Nevada
WESCO Netherlands B.V.	Netherlands
WESCO Nigeria, Inc.	Delaware
WESCO Procurement Canada ULC	Alberta
WESCO Real Estate I, LLC	Delaware
WESCO Real Estate II, LLC	Delaware
WESCO Real Estate III, LLC	Delaware
WESCO Real Estate IV, LLC	Delaware
WESCO Receivables Corp.	Delaware
WESCO Services, LLC	Delaware
WESCO TLD Holdings Co., Ltd.	Thailand
WireXpress Ltd.	Canada

Company Name	Jurisdiction of Incorporation
WND Nigeria Limited	Nigeria
XpressConnect Holdings B.V.	The Netherlands
XpressConnect International B.V.	The Netherlands
XpressConnect Supply B.V.B.A.	Belgium
XpressConnect Supply do Brasil Ltda	Brazil
XpressConnect Supply Colombia S.A.S.	Colombia
Xpress Connect Supply Hong Kong Limited	Hong Kong
XpressConnect Supply Inc.	Delaware
XpressConnect Supply Mexico, S.A. de C.V.	Mexico